                                                                     EXHIBIT 3.3


      ====================================================================





                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


                                       of



                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC





                          Dated as of ___________, 2002






      =====================================================================

                                TABLE OF CONTENTS


                                                                                                          Page
ARTICLE I Definitions                                                                                       1

   Section 1.01.  Capitalized Terms                                                                         1
   Section 1.02.  Other Definitional Provisions                                                             5

ARTICLE II Formation of the Limited Liability Company                                                       6

   Section 2.01.  Formation; Filings                                                                        6
   Section 2.02.  Name and Office                                                                           7
   Section 2.03.  Business Purpose                                                                          7
   Section 2.04.  Term                                                                                      8
   Section 2.05.  Tax Treatment; No State Law Partnership                                                   8
   Section 2.06.  Authority of Member                                                                       8
   Section 2.07.  Liability to Third Parties                                                                8
   Section 2.08.  No Personal Liability of any Member, Special Member, Manager, Etc.                        9
   Section 2.09.  Separateness                                                                              9
   Section 2.10.  Limited Liability and Bankruptcy Remoteness                                              10

ARTICLE III Management                                                                                     11

   Section 3.01.  Management by Managers                                                                   11
   Section 3.02.  Acts by Managers                                                                         11
   Section 3.03.  Number and Qualifications                                                                11
   Section 3.04.  Independent Managers                                                                     11
   Section 3.05.  Appointment and Vacancy                                                                  12
   Section 3.06.  Term                                                                                     12
   Section 3.07.  Removal                                                                                  12
   Section 3.08.  Resignation                                                                              13
   Section 3.09.  Place of Meetings of Managers                                                            13
   Section 3.10.  Meetings of Managers                                                                     13
   Section 3.11.  Quorum; Majority Vote                                                                    13
   Section 3.12.  Methods of Voting; Proxies                                                               13
   Section 3.13.  Actions Without a Meeting                                                                14
   Section 3.14.  Telephone and Similar Meetings                                                           14
   Section 3.15.  Compensation of Managers                                                                 14
   Section 3.16.  Managers                                                                                 14

ARTICLE IV Officers                                                                                        14

   Section 4.01.  Designation; Term; Qualifications                                                        14
   Section 4.02.  Removal and Resignation                                                                  15
   Section 4.03.  Vacancies                                                                                15

   Section 4.04.  Compensation                                                                             15

ARTICLE V Member                                                                                           15

   Section 5.01.  Powers                                                                                   15
   Section 5.02.  Compensation of Member                                                                   15
   Section 5.03.  Actions by the Member                                                                    16
   Section 5.04.  Control by Member                                                                        16
   Section 5.05.  Special Member                                                                           16

ARTICLE VI Common Interest; Capital Contributions                                                          17

   Section 6.01.  General                                                                                  17
   Section 6.02.  Rights on Liquidation, Dissolution or Winding Up                                         17
   Section 6.03.  Redemption                                                                               18
   Section 6.04.  Voting Rights                                                                            18
   Section 6.05.  Capital Contributions                                                                    18

ARTICLE VII Allocations; Distributions; Expenses; Taxes; Books; Records; and Bank Accounts                 18

   Section 7.01.  Allocations                                                                              18
   Section 7.02.  Distributions                                                                            18
   Section 7.03.  Limitation Upon Distributions                                                            18
   Section 7.04.  Expenses                                                                                 19
   Section 7.05.  Tax Elections                                                                            19
   Section 7.06.  Annual Tax Information                                                                   20
   Section 7.07.  Tax Matters Member                                                                       20
   Section 7.08.  Maintenance of Books                                                                     20
   Section 7.09.  Reports                                                                                  20
   Section 7.10.  Bank and Investment Accounts                                                             20

ARTICLE VIII Indemnification                                                                               20

   Section 8.01.  Mandatory Indemnification of the Member, the Special Members, and the Managers           20
   Section 8.02.  Mandatory Advancement of Expenses                                                        21
   Section 8.03.  Indemnification of Officers, Employees and Agents                                        21
   Section 8.04.  Nonexclusivity of Rights                                                                 22
   Section 8.05.  Contract Rights                                                                          22
   Section 8.06.  Insurance                                                                                22
   Section 8.07.  Savings Clause                                                                           22
   Section 8.08.  Other Ventures                                                                           23
   Section 8.09.  Other Arrangements Not Excluded                                                          23

ARTICLE IX Miscellaneous Provisions                                                                        23

   Section 9.01.  Offset                                                                                   23
   Section 9.02.  Notices                                                                                  23

   Section 9.03.  Effect of Waiver or Consent                                                              24
   Section 9.04.  Governing Law; Severability                                                              24
   Section 9.05.  No Bankruptcy Petition; No Dissolution                                                   24
   Section 9.06.  Amendment                                                                                25
   Section 9.07.  Headings and Sections                                                                    25
   Section 9.08.  Binding Agreement                                                                        25

SCHEDULE A: SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER                                                   A-1

SCHEDULE B: CERTIFICATE OF COMMON INTEREST                                                                B-1

SCHEDULE C: MANAGERS                                                                                      C-1

SCHEDULE D: OFFICERS                                                                                      D-1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                 ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


                  AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated [ ], 2002 (as it may be further amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), of ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, a Delaware limited liability company (the "Company"), having its principal office at 800 King Street, Wilmington, Delaware 19899.

                  WHEREAS, Atlantic City Electric Company ("ACE"), as sole Member, (i) on March 28, 2001 caused to be filed a Certificate of Formation of the Company with the Delaware Secretary of State and (ii) executed a Limited Liability Company Agreement, dated as of April 11, 2001 (the "Original LLC Agreement"); and

                  WHEREAS, this Agreement amends and restates the Original LLC Agreement in all respects, and from and after the date hereof constitutes the governing instrument of the Company;

                  NOW THEREFORE, the Member (as defined below) hereby amends and restates the Original LLC Agreement as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Capitalized Terms.

                  For all purposes of this Agreement, the following terms shall have the following meanings:

                  "ACE" means Atlantic City Electric Company, a New Jersey corporation, and its permitted successors and assigns.

                  "Act" means the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time, and any successor law.

                  "Administration Agreement" means the Administration Agreement, dated [ ], 2002, between the Company and Conectiv Resource Partners, Inc., as administrator, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

                  "Bankruptcy" means, with respect to any Person, that such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and shall be deemed to replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

                  "Basic Documents" means this Agreement, the Certificate of Formation, the Indenture, the Sale Agreement, any Bill of Sale, the Servicing Agreement and the Administration Agreement, each as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

                  "Bill of Sale" means the bill of sale, issued by ACE to the Company as of [ ], 2002, pursuant to the Sale Agreement, together with any other bill of sale delivered in accordance therewith.

                  "Bondable Transition Property" means the irrevocable right of ACE to charge, collect and receive, and be paid from collections of, the transition bond charge in the amount necessary to provide for the full recovery of the bondable stranded costs that have been determined to be recoverable in the BPU Financing Orders, all rights of ACE under the BPU Financing Orders, including without limitation all rights to obtain periodic adjustments of the transition bond charge pursuant to the Competition Act, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing.

                  "Bonds" has the meaning set forth in Section 2.03(a).

                  "BPU" means the State of New Jersey Board of Public Utilities, and any successor.

                  "BPU Financing Orders" means the bondable stranded costs rate order issued by the BPU in favor of ACE on [ ], 2002 pursuant to the Competition Act, any subsequent bondable stranded costs rate orders issued by the BPU in favor of ACE pursuant to the Competition Act, and any order supplemental to any of the foregoing.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or, with respect to any payments on any Bonds listed on the Luxembourg Stock Exchange, in Luxembourg.

                  "Certificate of Formation" means the Certificate of Formation of the Company, which was filed in accordance with the Act with the Secretary of State of the State of Delaware on March 28, 2001, as the same may be amended or supplemented from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor law.

                  "Common Interest" means the limited liability company interest of the Member in the Company as described in Article VI. The Company shall have one class of Common Interest.

                  "Company" means Atlantic City Electric Transition Funding LLC, a Delaware limited liability company.

                  "Competition Act" means the New Jersey Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7, as in effect from time to time.

                  "Fiscal Year" means, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, a calendar year.

                  "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its successors from time to time.

                  "Governmental Authority" means any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

                  "Hedge Agreement" means [(i) the ISDA Master Agreement, together with the related Schedule and Confirmation, each dated as of [ ], 2002, between the Company and Atlantic City Electric Company as counterparty thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time and (ii)] any [other] Hedge Agreement, as defined in and permitted by the Indenture or any Supplement.

                  "Indenture" means the Indenture, dated as of [ ], 2002, between the

Company and the Trustee, as the same may be amended, modified or supplemented from time to time.



                  "Independent Manager" means, with respect to the Company, a Manager who is not, and within the previous five years was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of ACE or any bankruptcy-remote special purpose entity that is an Affiliate of ACE or the Company), (i) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, material creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Manager's capacity as a ratepayer or customer of ACE in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, ACE, or any of their Affiliates, or (ii) any Person owning legally or beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, ACE or any of their Affiliates, or
(iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager, or (iv) any Person who controls the Company, ACE, or their Affiliates. For purposes of this definition, "major creditor" means a natural person or business entity to which the Company, ACE or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.


                  "Interest Rate Swap Agreement" means [(i) the ISDA Master Agreement, together with the related Schedule and Confirmation, each dated [ ] , 2002 between the Company and [_______], as swap counterparty thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time and (ii)] any [other] Interest Rate Swap Agreement, as defined in and permitted by the Indenture or any Supplement.

                  "Manager" means any manager of the Company, including any Independent Manager.

                  "Member" means ACE, in its capacity as a member in the Company under this Agreement, or any successor thereto as a member pursuant to Article VI; provided, however, the term "Member" shall not include the Special Members.

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

                  "Proceeding" shall have the meaning set forth in Section 8.01(a).

                  "Sale Agreement" means the Bondable Transition Property Sale Agreement, dated as of [_________ , 2002, between ACE, as seller, and the Company, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, and any successor law or regulations.

                  "Series" means each series of Bonds issued and authenticated pursuant to the Indenture and a related Supplement.

                  "Servicing Agreement" means the Bondable Transition Property Servicing Agreement, dated as of [ ] , 2002, between the Company and ACE, as servicer, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5.05, a person acting as Independent Manager, in such person's capacity as a member of the Company. A "Special Member" shall have the rights and duties expressly set forth in this Agreement.

                  "State" means any one of the 50 states of the United States of America or the District of Columbia.

                  "Supplement" means a supplement to the Indenture complying (to the extent applicable) with the terms of Article 9 of the Indenture.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

                  "Underwriting Agreement" means the Underwriting Agreement, dated [ ] , 2002, between ACE, the Company and Morgan Stanley, on behalf of itself and as representative of the several underwriters named therein.

                  Section 1.02. Other Definitional Provisions.

                  (a) Unless otherwise defined herein, all capitalized terms herein shall have the meanings ascribed thereto in the Indenture.

                  (b) All terms defined in this Agreement shall have the meanings herein assigned to them when used in any certificate or other document made or delivered pursuant hereto except where otherwise expressly provided therein.

                  (c) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof" "herein", "hereunder", and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                  References in this Agreement to articles, sections and schedules are to the articles, sections and schedules of or to this Agreement unless otherwise specified;

                  The term "including" means "including without limitation" and "or" is used in the inclusive sense.

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms, and personal pronouns refer to all persons regardless of gender; and

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

                                   ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

                  Section 2.01. Formation; Filings.

                  Pursuant to the Act and in accordance with the further terms and provisions hereof, the Member and, when signed by the Special Members, the Special Members, hereby continue the Company as a limited liability company. The Certificate of Formation of the Company has been executed and filed with the Secretary of State of the State of Delaware by Diana C. DeAngelis, as an "authorized person" within the meaning of the Act. The Member shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

                  Section 2.02. Name and Office.

                  (a) The name of the Company shall be "Atlantic City Electric Transition Funding LLC." All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name and the Member shall not have any ownership interests in such contracts, property or other assets in its individual name.

                  (b) The address of the registered office of the Company in the State of Delaware is 800 King Street, Wilmington, Delaware 19899.

                  (c) The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

                  Section 2.03. Business Purpose.

                  The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

                  (a) to authorize, issue, sell and deliver one or more Series or classes of transition bonds pursuant to the Competition Act ("Bonds") under the Indenture and, in connection therewith, to execute and deliver Supplements, including Supplements providing for the issuance of additional Series of Bonds, each as permitted by and in accordance with the terms of the Indenture;

                  (b) to purchase and own Bondable Transition Property and pledge the same and other collateral to the Trustee pursuant to the terms and conditions of the Basic Documents;

                  (c) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and
(b) above, including but not limited to agreements with third-party credit enhancers and additional swap or hedge agreement counterparties relating to any Series or Class of Bonds; provided that each party to any agreement with the Company shall covenant that such party shall not, prior to the date that is one year and one day after the termination of the Indenture and the payment in full of any Series of the Bonds and any other amounts owed under the Indenture, including without limitation any amounts owed to third-party credit enhancers, and any amounts owed under any Hedge Agreement or Interest Rate Swap Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company; or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities; and

                  (d) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                  Section 2.04. Term.

                      The term of the Company shall continue until the Company is dissolved and liquidated in accordance with the Act, subject to Sections 6.03 and 9.05. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in accordance with the Act.

                  Section 2.05. Tax Treatment; No State Law Partnership.

                  (a) The Member, the Special Members and the Managers intend that the Company be disregarded as an entity separate from its sole Member under Treasury Regulations Section 301.7701-3(b)(1) for federal, state and local income tax purposes. All provisions of this Agreement shall be interpreted and construed so as to effectuate such treatment. Neither the Member, any Special Member or any Manager shall make an election for the Company to be treated as an association taxable as a corporation under Treasury Regulations Section 301.7701-3(a).

                  (b) The Member, the Special Members and the Managers intend that the Company shall not be a partnership (including without limitation a general partnership or a limited partnership) or joint venture, and no partnership or joint venture shall exist among the Member, any Special Member and any Managers or any subgroup thereof with respect to the business of the Company for any purposes. No provisions of this Agreement shall be construed to suggest otherwise.

                  Section 2.06. Authority of Member.

                      Subject to Section 3.04, the Member, acting in such capacity, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

                  Section 2.07. Liability to Third Parties.

                      Except as otherwise expressly provided by the Act, neither the Member, any Special Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including without limitation under a judgment, decree or order of a court, by reason of being the Member or acting as a Special

Member or Manager of the Company.

                  Section 2.08. No Personal Liability of any Member, Special Member, Manager, Etc.

                  (a) Neither the Member nor any Special Member shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the acts, obligations or affairs of the Company,
(b) the Member and each Special Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware, and (c) no Manager or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or its Member, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article VIII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company; provided that such protection from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

                  Section 2.09. Separateness.

                  (a) Except as provided in the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other entity and the Company shall maintain with commercial banking institutions its own bank accounts separate from those of the Member and any other Person.

                  (b) The Company shall act solely through its duly authorized Member, Special Members, Managers, officers and agents in the conduct of its business, shall take all reasonable steps to continue its identity as a separate legal entity, shall conduct its business in its own name and so as not to mislead others as to the identity of the entity or assets with which they are concerned, and shall correct any known misunderstanding regarding its separate identity. Neither the Member nor any of its Affiliates shall be appointed to act as agent of the Company except as contemplated by the Basic Documents, in which case the capacity of such agent shall be clearly identified.

                  (c) The Company shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of the Member or any other entity.

                  (d) The Managers shall hold appropriate meetings to authorize all of its limited liability company actions (which meetings may be held by telephone conference call), and shall observe all other formalities required by the Basic Documents and applicable law with respect to action taken on behalf of the Company. Without limiting the foregoing, the Company shall observe all of the formalities required by this Agreement.

                  (e) The Company shall at all times ensure that its capitalization is adequate in light of its business and purpose and shall make it apparent to third parties that it is an entity with assets and liabilities distinct from those of the Member and its Affiliates, any Special Member, any Manager or any other Person.

                  (f) Neither the Member, any Special Member or any Manager shall guarantee, become liable on, or hold itself out as being liable for the debts of the Company or make loans or advances to the Company, except in each case as contemplated by the Basic Documents, it being understood that in any event the Member may lend or provide funds to the Company in connection with the organization of the Company and may elect to make capital contributions to the Company in connection with issuances of Bonds.

                  (g) The Company shall not guarantee, become liable on, or hold itself out as being liable for the debts of any other Person, shall not pledge its assets for the benefit of any entity, and shall not make loans or advances to, or acquire obligations or securities of, the Member, any Special Member or any Manager, except as contemplated by the Basic Documents.

                  (h) The Company shall pay its operating expenses and liabilities out of its own funds as provided in the Indenture, including fees and expenses of the Administrator pursuant to the Administration Agreement and the Servicer pursuant to the Servicing Agreement.

                  (i) The Company shall ensure that, to the extent that it jointly contracts with the Member or any Affiliate thereof to do business with vendors or service providers or shares employees or office space or other overhead items with any such Persons, the costs so incurred shall be allocated fairly among such Persons, and each such Person shall bear its fair share of such costs.

                  (j) The Company shall not form, acquire or hold any subsidiaries.

                  (k) The Company shall maintain an arm's length relationship with its Affiliates.

                  (l) The Company shall use its own separate stationery, invoices, checks and other business forms.

                  (m) The Company shall pay the salaries of its own employees, if any, except as otherwise provided in the Basic Documents, and shall file its own tax and information returns if and to the extent it is required to do so under applicable federal, state or local tax laws.

                  (n) The Company shall comply with all restrictions on its business and operations as set forth in Sections 2.03 and 3.04.

                  Failure of the Company, the Member, any Special Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, any Special Member or any Manager.

                  Section 2.10. Limited Liability and Bankruptcy Remoteness.

                  Without limiting the generality of Section 2.09, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of ACE (or its successor) as the Member in the Company and the limited liability of the Special Members, (b) the separateness of the Company from the business of ACE (or its successor), as the Member of the Company, or any other Affiliate thereof and (c) until the expiration of the period of one year and one day specified in Section 9.05, the bankruptcy-remote status of the Company.

                                  ARTICLE III

                                   MANAGEMENT

                  Section 3.01. Management by Managers.

                  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

                  Section 3.02. Acts by Managers.

                  (a) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                  (b) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the name of the Company of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

                  (c) The Managers shall have the right and authority to take all actions that the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

                  (d) The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by the Act, other applicable law or this Agreement directed or required to be exercised or done by the Member. All instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

                  Section 3.03. Number and Qualifications.

                  The number of Managers of the Company shall not be less than three nor more than five, as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

                  Section 3.04. Independent Managers.

                  (a) The Company shall have at all times at least two individuals who are each Independent Managers. The Independent Managers may not delegate their duties, authorities or responsibilities hereunder. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member and qualifies and approves such action.

                  (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, any Manager or any other Person, the Company shall not, and neither the Member nor any Special Member, Manager nor any other Person on behalf of the Company shall, without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following:
(i) engage in any business or activity other than those set forth in Article II;
(ii) except as provided in the Basic Documents, incur any indebtedness, other than the Bonds, obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to any Series of Bonds and ordinary course expenses as set forth in Article II, or assume or guarantee any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a petition commencing a voluntary bankruptcy case; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets; (viii) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity; or (ix) amend this Agreement or take action in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Manager shall, to the fullest extent permitted by law, owe its primary fiduciary duty to the Company (including the creditors of the Company).

                  Section 3.05. Appointment and Vacancy.

                  The Member shall appoint each manager, including any Manager to be appointed by reason of an increase in the number of Managers.

                  Section 3.06. Term.

                  Each Manager shall hold office until his or her successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

                  Section 3.07. Removal.

                  Subject to Section 3.04 (a) and Section 3.15 of this Agreement, the Member may remove, with or without cause, any Manager.

                  Section 3.08. Resignation.

                  Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

                  Section 3.09. Place of Meetings of Managers.

                  Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

                  Section 3.10. Meetings of Managers.

                  Meetings of the Managers may be held when called by any Managers or Manager. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all of the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

                  Section 3.11. Quorum; Majority Vote.

                  At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

                  Section 3.12. Methods of Voting; Proxies.

                  A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager; provided that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

                  Section 3.13. Actions Without a Meeting.

                  Any action required or permitted to be taken at a meeting of the managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

                  Section 3.14. Telephone and Similar Meetings.

                  The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

                  Section 3.15. Compensation of Managers.

                  The Managers other than the Independent Managers shall not be compensated by the Company for their services on behalf of the Company. The Independent Managers shall be paid monthly fees from the revenues of the Company and shall be reimbursed for their reasonable expenses. These expenses include without limitation the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Independent Managers may employ in the exercise and performance of their rights and duties under this Agreement and the Other Basic Documents.

                  Section 3.16. Managers.

                  The Member and each Manager shall take all actions necessary from time to time to ensure that at all times the number of Managers shall be not less than three nor more than five; provided, however, that pursuant to
Section 3.04, the Company shall at all times have at least two Independent Managers. The Managers upon the execution of this Agreement shall be Howard E. Cosgrove, John C. van Roden, Peter F. Clark, [_______] (who shall serve as an Independent Manager) and [_______] (who shall serve as an Independent Manager).

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01. Designation; Term; Qualifications.

                  The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. The persons identified on Schedule D are hereby designated the initial officers of the Company.

                  Section 4.02. Removal and Resignation.

                  Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

                  Section 4.03. Vacancies.

                  Any vacancy occurring in any office of the Company may be filled by the Managers.

                  Section 4.04. Compensation.

                  The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

                                   ARTICLE V

                                     MEMBER

                  Section 5.01. Powers.

                  Subject to the provisions of this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section
5.03. Pursuant to Section 3.01, the Member has delegated such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers, subject to Section 3.04 in all cases:

                  First: To select and remove the Managers and prescribe such powers and duties for them as may be consistent with the Act and other applicable law and this Agreement.

                  Second: To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act and other applicable law and this Agreement.

                  Third: To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

                  Section 5.02. Compensation of Member.

                  The Company shall have authority to pay to the Member reasonable compensation for the Member's services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

                  Section 5.03. Actions by the Member.

                  All actions of the Member may be taken by written resolution of the Member signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and permanent records of the Company.

                  Section 5.04. Control by Member.

                  To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager, as applicable, shall act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, in the case of any such Manager, the Member, or in either case any Affiliate of the foregoing, and, to the fullest extent permitted by law, any such Manager shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 3.04.

                  Section 5.05. Special Member.

                  Upon the occurrence of any event that causes the Member to cease to be a member of the Company, each person acting as an Independent Manager pursuant to Section 3.04 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a special member (a "Special Member") and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (a) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (b) such successor has also accepted its appointment as Independent Manager, provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each

Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including without limitation the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member pursuant to this Section 5.05, each person acting as an Independent Manager pursuant to Section 3.04 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 3.04 shall not be a member of the Company.

                                   ARTICLE VI

                     COMMON INTEREST; CAPITAL CONTRIBUTIONS

                  Section 6.01. General.

                  The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless each Rating Agency (as defined in the Indenture) then rating the Bonds of any Class or Series shall have confirmed in writing to the Trustee and the Company that such transfer shall not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Class or Series of Bonds. The Common Interest of the Member in the Company shall be evidenced by a certificate in the form set forth in Schedule B.

                  Section 6.02. Rights on Liquidation, Dissolution or Winding
Up.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after payment of all liabilities, debts and obligations of the Company to creditors, as set forth in
Section 18-804 of the Act.

                  (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.03.

                  (c) The commencement of a bankruptcy, insolvency, receivership or other similar proceeding by or against the Company, any Special Member or the Member shall not result in the dissolution of the Company or in the cessation of the interest of the Member in the Company. The withdrawal or resignation of the Member or any Special Member or the dissolution of the Member or any Special Member shall not, by itself, constitute a dissolution of the Company.

                  (d) Subject to Section 5.05, upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

                  (e) Notwithstanding any other provision of this Agreement, the bankruptcy of the Member or any Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  Section 6.03. Redemption.
                    The Common Interest shall not be redeemable.

                  Section 6.04. Voting Rights.
                    The Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the Act and other applicable law.

                    Section 6.05. Capital Contributions.
                    The Member may make capital contributions in cash in such amounts as the Member may agree to from time to time. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule A to reflect the amount contributed by the Member. The Member shall not be required to make any additional capital contributions to the Company.

                                  ARTICLE VII

                      ALLOCATIONS; DISTRIBUTIONS; EXPENSES;
                    TAXES; BOOKS; RECORDS; AND BANK ACCOUNTS

                  Section 7.01. Allocations.

                  All items of income, gain, loss, deduction, and credit of the Company for each Fiscal Year shall be allocated to the Member. Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

                  Section 7.02. Distributions.

                  The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare.

                  Section 7.03. Limitation Upon Distributions

                  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

                  Section 7.04. Expenses.

                  Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof including without limitation:

                  (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

                  (b) all expenses related to the payment of the principal of and interest on the Bonds issued by the Company;

                  (c) all expenses related to the business of the Company and all routine administrative expenses of the Company, including any amounts payable under the Administration Agreement and the Servicing Agreement, the maintenance of books and records of the Company, and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

                  (d) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                  (e) all expenses for indemnity or contribution payable by the Company to any person;

                  (f) all expenses incurred in connection with the collection of amounts due to the Company from any person;

                  (g) all expenses incurred in connection with the preparation of amendments to this Agreement;

                  (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

                  (i) all expenses otherwise allocated in good faith to the Company by the Managers.

                  Section 7.05. Tax Elections.

                  The Managers shall make the following elections on behalf of the Company:


                  (a) To elect the calendar year as the Company's Fiscal Year;

                  (b) To elect the accrual method of accounting;

                  (c) To elect to treat all organization and start-up costs of the Company as deferred expenses amortizable over sixty (60) months under
Section 195 of the Code; and

                  (d) To elect with respect to such other federal, state and local tax matters as the Managers shall agree upon from time to time.

                  Section 7.06. Annual Tax Information.

                  The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal or state income tax return.

                  Section 7.07. Tax Matters Member.

                  The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

                  Section 7.08. Maintenance of Books.

                  The Company shall keep books and records of accounts in accordance with GAAP and shall keep minutes of the proceedings of the Member, the Managers and each committee of the Managers. The Fiscal Year shall be the accounting year of the Company.

                  Section 7.09. Reports.

                  Within sixty (60) days following the end of each Fiscal Year during the term of the Company, the Managers shall cause to be furnished to the Member a balance sheet, an income statement and a statement of changes in Member's capital account for, or as of the end of, that Fiscal Year. Such financial statements shall be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The

Company shall bear the costs of all such financial statements and reports.

                  Section 7.10. Bank and Investment Accounts.

                  The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with such financial institutions and firms as the Managers determine.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.01. Mandatory Indemnification of the Member, the Special Members, and the Managers.

                  Any Person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was the Member, a Special Member or a Manager, or by reason of the fact that the Member, such Special Member or such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including without limitation excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including without limitation attorneys' fees) actually incurred by such Person in connection with such Proceeding. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability subject to the exclusions set forth in Section 8.09(a). Notwithstanding anything herein to the contrary, for so long as any Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Article VIII shall be payable except out of funds available for payment of Company expenses as provided in the Indenture.

                  Section 8.02. Mandatory Advancement of Expenses.

                  Expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 8.01, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.01 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

                  Section 8.03. Indemnification of Officers, Employees and
Agents.

                  The Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII; and the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII.

                  Section 8.04. Nonexclusivity of Rights.

                  The indemnification and advancement and payment of expenses provided by this Article VIII (a) shall not be deemed exclusive of any other rights to which the Member, a Special Member, a Manager or other Person seeking indemnification may be entitled under any statute, agreement, decision of the Member or disinterested Managers, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (b) shall continue as to any Person who has ceased to serve in the capacity that initially entitled such Person to indemnity and advancement and payment of expenses, and (c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, such Special Member, such Manager or such other Person.

                  Section 8.05. Contract Rights.

                  The rights granted pursuant to this Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this
Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

                  Section 8.06. Insurance.

                  The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, a Special Member or a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article VIII.

                  Section 8.07. Savings Clause.

                  If this Article VIII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Special Member, each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including without limitation attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this
Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  Section 8.08. Other Ventures.

                  It is expressly agreed that the Member, any Special Member, any Manager and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member, any Special Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

                  Section 8.09. Other Arrangements Not Excluded.

                  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII:

                  (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of the Member, any Special Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of the Member, any Special Member or any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

                  (b) Continues for a person who has ceased to be the Member, a Special Member or a Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.01. Offset.

                  Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

                  Section 9.02. Notices.

                  Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by reputable overnight courier, or by facsimile transmission; and a notice, request or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to the Member shall be sent to or made to 800 King Street, P.O. Box 231, Wilmington, Delaware 19899, Attention:
General Counsel or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 800 King Street, Wilmington, Delaware 19899, Attention: Managers. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                  Section 9.03. Effect of Waiver or Consent.

                  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

                  Section 9.04. Governing Law; Severability.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, then the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

                  Section 9.05. No Bankruptcy Petition; No Dissolution.

                  (a) The Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that such Member, Special Member or Manager shall not, prior to the date that is one year and one day after the termination of the Indenture and the payment in full of all of the outstanding Bonds, all other amounts owed under the Indenture (including without limitation all amounts owed to third-party credit enhancers) and all amounts owed by the Company under all Hedge Agreements and Interest Rate Swap Agreements, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this Section 9.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement.

                  (b) To the fullest extent permitted by law, the Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the termination of the Indenture and the payment in full of all Series of the Bonds, any other amounts owed under the Indenture, including without limitation, any amounts owed to third-party credit enhancers, and any amounts owed under any Hedge Agreement or Interest Rate Swap Agreement, the Member, such Special Member and such Manager shall not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under Section 18-801 or 18-802 of the Act or otherwise.

                  (c) In the event that the Member, any Special Member or any Manager takes action in violation of this Section 9.05, the Company shall file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Member, the Special Member or the Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

                  (d) The provisions of this Section 9.05 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member, any Special Member or any Manager. Nothing herein contained shall preclude participation by the Member, any Special Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company.

                  Section 9.06. Amendment.

                  This Agreement may not be amended, except in writing by the member and the Company, upon prior approval of the Trustee and with prior notice to the Rating Agencies (as defined in the Indenture).

                  Section 9.07. Headings and Sections.

                  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

                  Section 9.08. Binding Agreement.

                  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

                  IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as of [ ] , 2002.

                                    MEMBER:

                                    ATLANTIC CITY ELECTRIC COMPANY


                                    By: ____________________________________
                                         Name:
                                         Title:


                                    COMPANY:

                                    ATLANTIC CITY ELECTRIC TRANSITION
                                    FUNDING LLC


                                    By: ____________________________________
                                         Name:
                                         Title: Manager

                                 Agreed and Consented to by the Special Members and Independent Managers:


                                 ------------------------------------
                                 [-------------------]

                                 ------------------------------------
                                 [-------------------]

                                   SCHEDULE A

                   SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER

                                 COMMON INTEREST


                                       CAPITAL       COMMON INTEREST
MEMBER'S NAME                       CONTRIBUTION       PERCENTAGE           CAPITAL ACCOUNT
Atlantic City Electric Company         $______*            100%                 $______*



------------------
*     0.5% of original principal amount of the Bonds.

                                   SCHEDULE B

                         CERTIFICATE OF COMMON INTEREST

                                       OF

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                           A LIMITED LIABILITY COMPANY

                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                  This Certificate is issued and shall be held subject to the provisions of (i) the Certificate of Formation of ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), filed on March 28, 2001 with the Secretary of State of the State of Delaware, as amended or supplemented from time to time and (ii) the Limited Liability Company Agreement dated as of April 11, 2001 of the Company, as amended and restated on ________, 2002, as amended or supplemented from time to time.

                  This Certificate of Common Interest certifies that Atlantic City Electric Company is the registered holder of the entire Common Interest of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

                  IN WITNESS WHEREOF, this Company has caused this Certificate to be signed by one of its duly authorized Managers this ____ day of _______, 2002.


                                         ------------------------------------
                                         Title: Manager

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                  For Value Received the undersigned hereby sells, assigns and transfers unto _____________________________________ the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said Common Interest on the books of the Company with full power of substitution in the premises.

                  Dated: ________________


                                         ____________________________________

                                   SCHEDULE C

                                    MANAGERS


Names

1.       Howard E. Cosgrove

2.       John C. van Roden

3.       Peter F. Clark

4.       [____] (Independent Manager)

5.       [____] (Independent Manager)

                                   SCHEDULE D

                                    OFFICERS


        NAMES                      OFFICE